Exhibit 99.1

Joint Filer Information

Name of Joint Filer:	Berto Acquisition Sponsor LLC

Address of Joint Filer:	1180 North Town Center Drive, Suite 100 Las Vegas, NV 89144

Relationship of Joint Filer to Issuer:	10% Owner, Director

Issuer Name and Ticker or Trading Symbol:	Berto Acquisition Corp. [TACO]

Date of Event Requiring Statement:
(Month/Day/Year):	04/29/2025

Name of Joint Filer:	Harry L. You

Address of Joint Filer:	1180 North Town Center Drive, Suite 100 Las Vegas, NV 89144

Relationship of Joint Filer to Issuer:	10% Owner, Director, Officer

Issuer Name and Ticker or Trading Symbol:	Berto Acquisition Corp. [TACO]

Date of Event Requiring Statement:
(Month/Day/Year):	04/29/2025